UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 3, 2020

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
Preferred Stock, Series B Junior Participating, Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, the Board of Directors (the “Board”) of ON Semiconductor Corporation (the “Corporation”) approved the appointment of Hassane El-Khoury as President and Chief Executive Officer of the Corporation and Semiconductor Components Industries LLC, a wholly-owned subsidiary of the Corporation (“SCILLC”), and as a member of the Board, in each case, effective upon Mr. El-Khoury’s execution of an employment agreement with SCILLC on December 7, 2020. Effective as of Mr. El-Khoury’s appointment as the Corporation’s President and Chief Executive Officer, Keith D. Jackson resigned from his position as a member of the Board and retired from his positions as President and Chief Executive Officer of the Corporation and SCILLC. As previously disclosed by the Corporation, Mr. Jackson intended to retire as the Corporation’s President and Chief Executive Officer effective immediately following the Corporation’s annual meeting of stockholders to be held in May 2021 (the “Annual Meeting”) and not to stand for re-election at the Annual Meeting. However, in light of Mr. El-Khoury’s appointment as his successor, Mr. Jackson accelerated the timing of his retirement from such positions. Mr. Jackson will continue to serve as an advisor to the Corporation and SCILLC to assist with transition matters, for which Mr. Jackson will continue to receive compensation consistent with his current agreements through the date of the Annual Meeting. Mr. El-Khoury filled the vacancy on the Board created by Mr. Jackson’s resignation, and Mr. El-Khoury will be appointed to the Executive Committee of the Board to replace Mr. Jackson.

Mr. El-Khoury, age 41, served as the president and chief executive officer of Cypress Semiconductor Corporation (“Cypress”) (formerly Nasdaq: CY) from August 2016 to April 2020 until it was acquired by Infineon Technologies AG. Prior to such time, he held various roles spanning business unit management, product development, applications engineering and business development during his thirteen years at Cypress, including as the executive vice president of Cypress’s Programmable Systems Division from 2012 through August 2016. Mr. El-Khoury began his career at Continental Automotive Systems as a senior design engineer. After immigrating to the United States from Lebanon at the age of 17, Mr. El-Khoury obtained a Bachelor of Science in electrical engineering from Lawrence Technological University and master’s in engineering management from Oakland University. He currently serves as a member of the board of directors of the KeraCel, Inc.

There are no related party transactions between the Corporation and Mr. El-Khoury that would require disclosure under Item 404(a) of Regulation S-K, nor are there any arrangements or understandings in connection with Mr. El-Khoury’s appointment as President and Chief Executive Officer and election to the Board other than as set forth in this Current Report on Form 8-K.

Employment Agreement

Compensation Arrangements. On December 7, 2020, Mr. El-Khoury and SCILLC entered into an employment agreement (the “Agreement”) providing for a base salary of $950,000 per year, subject to review by the Board and/or its Compensation Committee from time-to-time. The Agreement provides for Mr. El-Khoury’s participation in SCILLC’s discretionary bonus program with a target bonus amount of 150% of his base salary during the relevant performance cycle, plus a potential additional amount as may be approved by the Board and/or its Compensation Committee under the bonus program, in each case, dependent upon receipt of the applicable approval from the Board and/or its Compensation Committee and the performance of the Corporation and/or Mr. El-Khoury against the specified performance criteria. The Agreement further provides for (i) a $250,000 relocation bonus (in lieu of standard relocation benefits), and (ii) the other standard employee benefits that SCILLC makes available to its executive officers, including a monthly car allowance of $1,200 and reimbursement of up to $10,000 per year for actual financial planning expenses, in each case, without any tax gross-ups. The Agreement has no specified term of years.

Obligations Upon Certain Termination Events. Under the Agreement, if SCILLC terminates Mr. El-Khoury’s employment without “cause,” or Mr. El-Khoury resigns for “good reason” (as those terms are defined in the Agreement), SCILLC will pay him: (i) a continuation of base salary for two years after the date of termination, subject to the restrictions noted below, in accordance with SCILLC’s ordinary payroll practices; (ii) an amount equal to one times his target bonus, if any, in effect for the then-current performance cycle (or two times the semi-annual amount if bonuses are paid by SCILLC semi-annually as of the date of his termination); (iii) full vesting of any then-unvested new hire RSUs (as defined below); and (iv) pro rata vesting of any then-unvested new hire PBRSUs (as defined below) using a truncated performance period. Mr. El-Khoury would also be entitled to medical benefits for two years following termination and outplacement assistance for a cost to SCILLC not to exceed $25,000, without any tax gross-ups.

Obligations Upon Certain Termination Events Following a Change in Control. In the event that Mr. El-Khoury’s employment is terminated by SCILLC without “cause” or by Mr. El-Khoury for “good reason” within two years following a “change in control” (as defined in the Agreement), SCILLC will pay him (i) a continuation of base salary for two years after the date of termination, subject to the restrictions noted below, in accordance with SCILLC’s ordinary payroll practices; (ii) two times his target bonus, if any, in effect for the then-current performance cycle (or four times the semi-annual amount if bonuses are paid by SCILLC semi-annually as of the date of his termination); (iii) full vesting of any then-unvested new hire RSUs (as defined below); and (iv) full vesting of any then-unvested new hire PBRSUs (as defined below). Mr. El-Khoury would also be entitled to medical benefits for two years following termination and outplacement assistance for a cost to SCILLC not to exceed $25,000, without any tax gross-ups.

Obligations in Connection with Death or Disability. In the event of Mr. El-Khoury’s death or disability, SCILLC will pay Mr. El-Khoury a pro rata portion of his bonus based on the prior cycle’s performance bonus achievement.

General Release and Restrictive Covenants. In addition, the payment of all severance benefits (including equity acceleration) to Mr. El-Khoury is subject to him signing (and not revoking) a general release and waiver (in substantially the form attached to the Agreement) and his compliance with the following obligations:

(i)

a restrictive covenant that prohibits Mr. El-Khoury during the term of his employment, and, unless Mr. El-Khoury is terminated without “cause” or resigns for “good reason” during his first year of employment (in which case the covenant will terminate at the time of Mr. El-Khoury’s termination of employment), for two years after the termination of his employment, from soliciting any employee of SCILLC;

(ii)

a restrictive covenant that prohibits Mr. El-Khoury during the term of his employment, and, unless Mr. El-Khoury is terminated without “cause” or resigns for “good reason” during his first year of employment (in which case the covenant will terminate at the time of Mr. El-Khoury’s termination of employment), for one year after the termination of his employment, from competing with the Corporation by providing services to certain companies on a specified competitor list; and

(iii)	indefinite confidentiality and non-disparagement restrictive covenants.

In addition, Mr. El-Khoury is subject to the Corporation’s Executive Compensation Recovery Policy.

New Hire Equity Awards

In connection with Mr. El-Khoury’s appointment as Chief Executive Officer, the Compensation Committee of the Board has approved a new hire equity-based grant to Mr. El-Khoury under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (“Amended and Restated SIP”). The grant consists of time-based restricted stock units (“RSUs”) with an estimated aggregate grant date fair value of $3,000,000 and performance-based restricted stock units (“PBRSUs”) with an estimated aggregate grant date fair value of $7,000,000.

The RSUs will vest annually on a pro rata basis over a three-year period beginning on the first anniversary of the grant date. Additionally, the RSUs will vest in full if Mr. El-Khoury’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. El-Khoury for “good reason”). The RSUs will be subject to additional terms and conditions under the Amended and Restated SIP, as well as a separate agreement governing the RSUs. The number of shares of common stock underlying the RSUs will be determined by dividing the grant date fair value by the closing market price of the Corporation’s common stock on the December 7, 2020 grant date.

The PBRSUs will vest at the end of a two-year performance period based on the achievement of a relative total shareholder return (the “TSR”) metric. If Mr. El-Khoury’s employment is terminated by SCILLC without “cause” (including a resignation by Mr. El-Khoury for “good reason”), the PBRSUs will vest pro rata using a truncated performance period based on the three-month period immediately preceding Mr. El-Khoury’s termination of employment. Additionally, the PBRSUs will vest in full upon a termination of Mr. El-Khoury’s employment without “cause” (including a resignation by Mr. El-Khoury for “good reason”) following a “change in control.” In the event of a “change in control” where Mr. El-Khoury is not terminated by SCILLC without “cause” (including a resignation by Mr. El-Khoury for “good reason”), following which the Corporation’s stock is no longer publicly-traded and fair market value is determinable, relative TSR will be measured at the time of the “change in control” based on the “change in control” transaction price. The PBRSUs will be subject to additional terms and conditions under the Amended and Restated SIP, as well as a separate agreement governing the PBRSUs. The number of shares of common stock underlying the PBRSUs will be determined by dividing the grant date fair value by the closing market price of the Corporation’s common stock on the December 7, 2020 grant date.

Annual Equity Awards

Subject to approval of the Compensation Committee of the Board during its February 2021 committee meeting, the Corporation intends to grant annual equity awards to Mr. El-Khoury consisting of (i) PBRSUs with an aggregate grant date fair value equal to $4.8 million at the target level, and (ii) RSUs with an aggregate grant date fair value equal to $3.2 million.

The RSUs will (i) vest in full if Mr. El-Khoury’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. El-Khoury for “good reason”) following a “change in control,” and (ii) will vest pro rata based on Mr. El-Khoury’s term of service to SCILLC if Mr. El-Khoury’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. El-Khoury for “good reason”) absent a “change in control.”

The PBRSUs will (i) vest in full if Mr. El-Khoury’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. El-Khoury for “good reason”) following a “change in control,” and (ii) will vest pro rata based on the achievement of the applicable performance criteria over the full performance measurement period if Mr. El-Khoury’s employment is terminated without “cause” by SCILLC (including a resignation by Mr. El-Khoury for “good reason”) absent a “change in control.” Other terms and conditions of the 2021 award will be determined by the Compensation Committee of the Board in connection with the approval of the applicable grants.

Indemnification Arrangements

It is anticipated that Mr. El-Khoury will enter into an indemnification agreement with the Corporation in the same form entered into by the Corporation’s other directors and executive officers.

Item 7.01	Regulation FD Disclosure.

On December 7, 2020, the Corporation issued a press release announcing the hiring of Mr. El-Khoury. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated December 7, 2020.

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: December 7, 2020	By:	/s/ George H. Cave
George H. Cave Executive Vice President, General Counsel, and Secretary